Exhibit 10.4

EXECUTION

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (“Agreement”), is dated as of April 2, 2007, and entered into by and among BEAR STEARNS CORPORATE LENDING INC. (“BSCL”), in its capacity as administrative agent for the First Lien Obligations (as defined below) (and including its successors and assigns from time to time, the “First Lien Agent”), WELLS FARGO BANK, N.A., in its capacity as trustee for the Second Lien Obligations (as defined below) (and including its successors and assigns from time to time, the “Second Lien Trustee”), PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation (the “Company”), and PROTECTION ONE, INC. (“Holdings”).  Capitalized terms used in this Agreement have the meanings set forth in Section 1 below.

RECITALS

The Company, Holdings, the lenders and agents party thereto, BEAR, STEARNS & CO. INC. (“Bear Stearns”), as sole lead arranger and sole bookrunner, Bear Stearns and LEHMAN BROTHERS INC. (“Lehman Brothers”), as initial joint lead arrangers and initial joint bookrunners, and BSCL, as First Lien Agent, entered into that certain Amended and Restated Credit Agreement, dated as of April 26, 2006, providing for a revolving credit facility and term loan (as amended by that certain Amendment to Amended and Restated Credit Agreement, dated as of the date hereof, among the Company, Holdings, the lenders and agents party thereto, Bear Stearns, Lehman Brothers and BSCL, and as further amended, restated, supplemented, modified, replaced or refinanced from time to time, the “First Lien Credit Agreement”);

The Company, Holdings, the lenders and agents party thereto, and Wells Fargo Bank, N.A., as Second Lien Trustee, have entered into that certain Indenture, dated as of the date hereof, providing for 12% second lien notes (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Second Lien Indenture”);

Pursuant to (i) that certain First Lien Guarantee, dated as of April 18, 2005, Holdings guaranteed the First Lien Obligations (the “First Lien Holdings Guarantee”) and each domestic subsidiary of the Company (such domestic subsidiaries of the Company, the “Original Subsidiary Guarantors”) guaranteed the First Lien Obligations (the “First Lien Original Subsidiary Guarantee”), (ii) that certain Assumption Agreement, dated as of the date hereof, Integrated Alarm Services Group Inc. (“IASG”), and each domestic subsidiary of IASG (the “IASG Entities” and, together with the Original Subsidiary Guarantors, the “Subsidiary Guarantors”) have agreed to guarantee the First Lien Obligations (the “First Lien IASG Guarantee” and, together with the First Lien Original Subsidiary Guarantee, the “First Lien Subsidiary Guarantee”), and (iii) that certain Second Lien Guarantee dated as of the date hereof, Holdings has agreed to guarantee the Second Lien Obligations (the “Second Lien Holdings Guarantee”) and the Subsidiary Guarantors have agreed to guarantee the Second Lien Obligations (the “Second Lien Subsidiary Guarantee”);

The obligations of the Company under the First Lien Credit Agreement and any Specified Hedge Agreements with any Qualified Counterparty, the obligations of Holdings under the First Lien Holdings Guarantee and the obligations of each of the Subsidiary Guarantors under its First Lien Subsidiary Guarantee are secured on a first priority basis by liens on substantially all the assets of the Company, Holdings and the Subsidiary Guarantors, respectively, pursuant to the terms of the First Lien Collateral Documents;

The obligations of the Company under the Second Lien Indenture, the obligations of Holdings under the Second Lien Holdings Guarantee and the obligations of each of the Subsidiary Guarantors under its Second Lien Subsidiary Guarantee will be secured on a second priority basis by liens on substantially all the assets of the Company, Holdings and the Subsidiary Guarantors, respectively, pursuant to the terms of the Second Lien Collateral Documents;

The First Lien Loan Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In order to induce the First Lien Agent and the First Lien Claimholders to consent to the Grantors incurring the Second Lien Obligations, the Second Lien Trustee on behalf of the Second Lien Claimholders has agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions.

1.1          Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” shall mean this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Bear Stearns” shall have the meaning set forth in the Recitals to this Agreement.

“BSCL” shall have the meaning set forth in the Preamble to this Agreement.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cap Amount” shall have the meaning set forth in the definition of “First Lien Obligation.”

“Collateral” shall mean all property of the Grantors, now owned or hereafter acquired, constituting both First Lien Collateral and Second Lien Collateral.

“Company” shall have the meaning set forth in the Recitals to this Agreement.

“Comparable Second Lien Collateral Document” shall mean, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, the Second Lien Document which creates a Lien on the same Collateral, granted by the same Grantor.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” shall mean, except to the extent otherwise expressly provided in Section 5.5:

(a)           payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be an allowed claim in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Loan Documents and constituting First Lien Obligations;

(b)           payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c)           termination or expiration of all commitments, if any, of all First Lien Lenders to extend credit that would constitute First Lien Obligations; and

(d)           termination, back-stopping or cash collateralization (in an amount equal to 102% of the aggregate face amount) of all letters of credit issued under the First Lien Loan Documents and constituting First Lien Obligations.

“Disposition” shall have the meaning set forth in Section 5.1(a)(2).

“Exigent Circumstances” shall mean (a) the commencement of an Insolvency or Liquidation Proceeding by or against any or all of the Grantors, (b) the acceleration (other than by the First Lien Claimholders) of Indebtedness of a Grantor having an aggregate principal amount of at least $15,000,000, (c) an exercise by any Person (other than the First Lien Claimholders) of enforcement rights or remedies with respect to any Collateral or (d) any other event or circumstance that the First Lien Agent or the other First Lien Claimholders believes, in its or their sole discretion, could materially and imminently threaten its or their ability to realize upon Collateral, including fraudulent removal, concealment or abscondment thereof, or destruction or material waste thereof.

“First Lien Agent”  shall have the meaning set forth in the Preamble to this Agreement.

“First Lien Claimholders” shall mean, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Lenders, the First Lien Agent and the other agents under the First Lien Loan Documents and the First Lien Qualified Counterparties.

“First Lien Collateral” shall mean all property of the Grantors, now owned or hereafter acquired, upon which a Lien is purported to be created by any First Lien Collateral Document.

“First Lien Collateral Documents” shall mean the Collateral Documents (as defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which such Lien is perfected or rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“First Lien Holdings Guarantee” shall have the meaning set forth in the Recitals to this Agreement.

“First Lien IASG Guarantee” shall have the meaning set forth in the Recitals to this Agreement.

“First Lien Lenders” shall mean the “Lenders” under and as defined in the First Lien Loan Documents.

“First Lien Loan Documents” shall mean the First Lien Credit Agreement and the other Loan Documents (as defined in the First Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other

First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, in each case as each may be amended, replaced, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“First Lien Mortgages” shall mean a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“First Lien Obligations” shall mean, subject to the next sentence, all Obligations outstanding under the First Lien Credit Agreement and the other First Lien Loan Documents, including:

(a)           Specified Hedge Agreements entered into with any First Lien Qualified Counterparties; plus

(b)           other additional Obligations designated by the Company and the First Lien Agent as “Obligations” under the First Lien Loan Documents.  “First Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.  To the extent any payment with respect to the First Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

Notwithstanding the foregoing, unless otherwise agreed to by the Second Lien Claimholders whose consent is so required under the Second Lien Documents, if the sum of: (1) Indebtedness constituting principal outstanding under the First Lien Credit Agreement and the other First Lien Documents; plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the First Lien Credit Agreement, is in excess of $375,000,000 in the aggregate (the “Cap Amount”), then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the Cap Amount shall be included in First Lien Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Lien Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the First Lien Obligations.

“First Lien Obligations Amount” shall have the meaning set forth in Section 5.1(e).

“First Lien Original Subsidiary Guarantee” shall have the meaning set forth in the Recitals to this Agreement.

“First Lien Subsidiary Guarantee” shall have the meaning set forth in the Recitals to this Agreement.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Grantors” shall mean the Company, Holdings, each of the Subsidiary Guarantors and each other Person that has or may from time to time hereafter execute and deliver a First Lien Collateral Document or a Second Lien Collateral Document as a
“grantor” or “pledgor” (or the equivalent thereof).

“Hedge Agreements” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock, option or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Hedge Agreement.

“Holdings” shall have the meaning set forth in the Recitals to this Agreement.

“IASG” shall have the meaning set forth in the Recitals to this Agreement.

“IASG Entities” shall have the meaning set forth in the Recitals to this Agreement.

“Indebtedness” shall mean and includes all Obligations that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement or the Second Lien Indenture, as applicable.

“Insolvency or Liquidation Proceeding” shall mean:

(a)           any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b)           any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of any Grantor’s assets;

(c)           any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)           any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lehman Brothers” shall have the meaning set forth in the Recitals to this Agreement.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement with respect to property of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Lien Enforcement Action” shall have the meaning set forth in Section 3.1(a).

“New Agent” shall have the meaning set forth in Section 5.5.

“New First Lien Debt Notice” shall have the meaning set forth in Section 5.5.

“Obligations” shall mean all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates under the First Lien Loan Documents, the Second Lien Documents or Specified Hedge Agreements, whether for principal, interest or payments for early termination of Specified Hedge Agreements, reimbursement obligations, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Option Event” shall mean (a) the acceleration of the maturity of the First Lien Obligations or (b) the taking of action by the First Lien Claimholders to sell or foreclose upon all or substantially all of the Collateral.

“Original Subsidiary Guarantors” shall have the meaning set forth in the Recitals to this Agreement.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pledged Collateral” shall have the meaning set forth in Section 5.4.

“Qualified Counterparty” shall mean, with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a First Lien Lender, an Agent under and as defined in the First Lien Credit Agreement or an Affiliate of a First Lien Lender or such an Agent.

“Recovery” shall have the meaning set forth in Section 6.5.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Claimholders” shall mean, at any relevant time, the holders of Second Lien Obligations at that time, including the Second Lien Holders, the Second Lien Trustee and any other agents under the Second Lien Documents and the Second Lien Qualified Counterparties.

“Second Lien Collateral” shall mean all property of the Grantors, now owned or hereafter acquired, upon which a Lien is purported to be created by any Second Lien Collateral Document.

“Second Lien Collateral Documents” shall mean the Collateral Documents (as defined in the Second Lien Indenture) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which such Lien is perfected or rights or remedies with respect to such Liens are governed.

“Second Lien Documents” shall mean the Second Lien Indenture and the other Second Priority Documents (as defined in the Second Lien Indenture) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations to the extent such are effective at the relevant time, as each may be amended, replaced, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Second Lien Holders” shall mean the “Holders” under and as defined in the Second Lien Indenture.

“Second Lien Holdings Guarantee” shall have the meaning set forth in the Recitals to this Agreement.

“Second Lien Indenture” shall have the meaning set forth in the Recitals to this Agreement.

“Second Lien Mortgages” shall mean a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Lien Obligations” shall mean all Obligations outstanding under the Second Lien Indenture and the other Second Lien Documents.  “Second Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.  To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Lien Obligations Amount” shall have the meaning set forth in Section 5.1(e).

“Second Lien Subsidiary Guarantee” shall have the meaning set forth in the Recitals to this Agreement.

“Second Lien Trustee”  shall have the meaning set forth in the Preamble to this Agreement.

“Specified Hedge Agreement”  shall mean any Hedge Agreement (a) entered into by (i) the Company or any of its Subsidiaries and (ii) any Qualified Counterparty and (b) that has been designated by such Qualified Counterparty and the Company, by notice to the First Lien Agent, as a Specified Hedge Agreement.

“Standstill Period” shall have the meaning set forth in Section 3.1.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantors” shall have the meaning set forth in the Recitals to this Agreement.

“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2          Terms Generally.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise:

(a)           any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, replaced, restated, supplemented, modified, renewed or extended;

(b)           any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)           the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)           all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)           the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.  Lien Priorities.

2.1          Relative Priorities.  Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Lien Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the First Lien Obligations or any other circumstance whatsoever, the Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, hereby agrees that:

(a)           any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations;

(b)           any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Trustee, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations; and

(c)           all Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2          Prohibition on Contesting Liens.  Each of the Second Lien Trustee, for itself and on behalf of each Second Lien Claimholder, and the First Lien Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, perfection, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent or any First Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.3          No New Liens.  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:

(a)           grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations which shall be senior to the Lien securing the Second Lien Obligations as provided in Section 2.1; or

(b)           grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations which shall be junior to the Lien securing the First Lien Obligations as provided in Section 2.1.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Agent and/or the First Lien Claimholders, the Second Lien Trustee, on behalf of Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4          Similar Liens and Agreements.  The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical.  In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a)           upon request by the First Lien Agent or the Second Lien Trustee, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the

Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Documents; and

(b)           that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations, subject to Section 5.3(d), shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

SECTION 3.  Enforcement.

3.1          Exercise of Remedies.

(a)           Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Trustee and the Second Lien Claimholders:

(i)            will not exercise or seek to exercise any rights or remedies with respect to any Collateral or take possession of, sell or otherwise realize (judicially or non judicially) upon any of the Collateral (including, without limitation, through the notification of account debtors or the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Trustee or any Second Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure) (any such action taken after the occurrence of and during the continuance of an Event of Default under the First Lien Loan Documents or the Second Lien Documents, as applicable, a “Lien Enforcement Action”); provided, however, that the Second Lien Trustee may take any or all Lien Enforcement Actions after a period of at least 180 days has elapsed since the later of: (i) the date on which the Second Lien Trustee declared the existence of any Event of Default (as defined in the Second Lien Indenture) under any Second Lien Documents and demanded the repayment of all the principal amount of any Second Lien Obligations; and (ii) the date on which the First Lien Agent received notice from the Second Lien Trustee of such declaration of an Event of Default, (the “Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Second Lien Trustee or any Second Lien Claimholder take any Lien Enforcement Action if, notwithstanding the expiration of the Standstill Period, the First Lien Agent or First Lien Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Second Lien Trustee);

(ii)           will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Agent or any First Lien Claimholder

or any other exercise by the First Lien Agent or any First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise; and

(iii)          subject to their rights under clause (a)(i) above, will not object to the forbearance by the First Lien Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral in the case of each of clause (i), (ii) and (iii) above, so long as the Liens granted to secure the Second Lien Obligations of the Second Lien Claimholders attach to the proceeds thereof subject to the relative priorities described in Section 2.

(b)           Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 3.1(a), the First Lien Agent and the First Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, subject to Section 5.1, to make determinations regarding the release of, disposition of, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Trustee or any Second Lien Claimholder.  The First Lien Agent shall provide at least ten (10) Business Days notice to the Second Lien Trustee of its intent to exercise and enforce its rights or remedies with respect to the Collateral.  In exercising rights and remedies with respect to the Collateral, the First Lien Agent and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by the First Lien Agent or the First Lien Claimholders to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)           Notwithstanding the foregoing, the Second Lien Trustee and any Second Lien Claimholder may:

(i)            file a claim or statement of interest with respect to the Second Lien Obligations if an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(ii)           take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Agent or First Lien Claimholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(iii)          file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the

Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv)          vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral; and

(v)           exercise any Lien Enforcement Action with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(i).

The Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any Lien Enforcement Action in its capacity as a creditor, unless and until the Discharge of First Lien Obligations has occurred or as otherwise expressly permitted in Section 3.1(a)(i).  Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, or as otherwise expressly permitted in Sections 3.1(a), 6.3(b) and this Section 3.1(c), the sole right of the Second Lien Trustee and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(d)           Subject to Sections 3.1(a) and (c) and Section 6.3(b):

(i)            the Second Lien Trustee, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Trustee and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(ii)           the Second Lien Trustee, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders; and

(iii)          the Second Lien Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Document (other than this Agreement) shall be effective to restrict or deemed to restrict in any way the rights and remedies of the First Lien Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

(e)           Except as specifically set forth in Sections 3.1(a) and (d), the Second Lien Trustee and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted or purported to grant Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Documents and applicable law; provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f)            Except as specifically set forth in Sections 3.1(a) and (d), nothing in this Agreement shall prohibit the receipt by the Second Lien Trustee or any Second Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Trustee or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agent or the First Lien Claimholders may have with respect to the First Lien Collateral.

SECTION 4.  Payments.

4.1          Application of Proceeds.  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, all Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection or realization on, such Collateral upon the exercise of any Lien Enforcement Action by the First Lien Agent or First Lien Claimholders, shall be applied first by the First Lien Agent to the First Lien Obligations in such order as specified in the relevant First Lien Loan Documents.  Upon the Discharge of First Lien Obligations, any remaining Collateral or proceeds thereof shall be delivered to the Second Lien Trustee in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Trustee to the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents.

4.2          Payments Over.  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Trustee or any Second Lien Claimholders in connection with the exercise of any Lien Enforcement Action (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The First Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Trustee or any such Second Lien Claimholders.  This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

SECTION 5.  Other Agreements.

5.1          Releases.               (a)  If in connection with the exercise of any Lien Enforcement Action by the First Lien Agent provided for in Section 3.1, the First Lien Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral or releases Holdings or any Subsidiary Guarantor from its obligations under its guarantee of the First Lien Obligations, then the Liens, if any, of the Second Lien Trustee, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of Holdings or such Subsidiary Guarantor, as the case may be, under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released without any action on the part of the Second Lien Trustee or any Second Lien Claimholder; provided that the Lien securing the Second Lien Obligations shall remain on the proceeds of such Collateral released or disposed of.  The Second Lien Trustee, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Agent or such Subsidiary Guarantor such termination statements, releases and other documents as the First Lien Agent, Holdings or such Subsidiary Guarantor may request to effectively confirm such release.

(b)           If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the First Lien Loan Documents and the Second Lien Documents (other than in connection with the exercise of Lien Enforcement Actions by the First Lien Agent in respect of the Collateral), the First Lien Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases Holdings or any Subsidiary Guarantor from its obligations under its guarantee of the First Lien Obligations, in each case other than (A) in connection with the Discharge of First Lien Obligations or (B) after the occurrence and during the continuance of any Event of Default under the Second Lien Indenture, then the Liens, if any, of the Second Lien Trustee, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of Holdings or such Subsidiary Guarantor, as the case may be, under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released without any action on the part of the Second Lien Trustee or any Second Lien Claimholder.  The Second Lien Trustee, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Agent or such Subsidiary Guarantor such termination statements, releases and other documents as the First Lien Agent, Holdings or such Subsidiary Guarantor may request to effectively confirm such release.

(c)           Until the Discharge of First Lien Obligations occurs, the Second Lien Trustee, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Agent and any officer or agent of the First Lien

Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Trustee or such holder or in the First Lien Agent’s own name, from time to time in the First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d)           Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Agent or the First Lien Claimholders (i) have released any Lien on Collateral or Holdings or any Subsidiary Guarantor from its obligation under its guarantee and any such Liens or guarantee are later reinstated or (ii) obtain any new Liens or additional guarantees from Holdings or any Subsidiary Guarantor, then the Second Lien Trustee, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guarantee, as the case may be.

(e)           In the event that the principal amount of funded First Lien Obligations, plus the aggregate face amount of letters of credit, if any, issued under the First Lien Credit Agreement and not reimbursed, plus the aggregate principal amount of unfunded commitments under the First Lien Credit Agreement (collectively, the “First Lien Obligations Amount”), at any date of determination no longer constitute at least 15% of the sum of (i) the First Lien Obligations Amount and (ii) the principal amount of funded Second Lien Obligations (collectively, the “Second Lien Obligations Amount”), then any agreement provided for in Section 5.1(a) above (except for releases given in connection with a Disposition permitted under the First Lien Loan Documents and the Second Lien Documents) shall require the consent of First Lien Claimholders and Second Lien Claimholders representing in the aggregate more than 50% of the sum of (i) the First Lien Obligations Amount and (ii) the Second Lien Obligations Amount.

5.2          Insurance.  Unless and until the Discharge of First Lien Obligations has occurred and after the occurrence and during the continuance of an Event of Default under the First Lien Loan Documents, subject to the rights of the Grantors under the First Lien Loan Documents, the First Lien Agent and the First Lien Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral.  Unless and until the Discharge of First Lien Obligations has occurred and after the occurrence and during the continuance of an Event of Default under the First Lien Loan Documents, and subject to the rights of the Grantors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if with respect to the Collateral shall be paid to the First Lien Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Loan Documents (including for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Lien Obligations are outstanding and after the occurrence and during the continuance of an Event of Default under the Second Lien Documents, and subject to the rights of the Grantors under the Second Lien Documents, to the Second Lien

Trustee for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of First Lien Obligations has occurred, if the Second Lien Trustee or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and promptly pay such proceeds over to the First Lien Agent in accordance with the terms of Section 4.2.

5.3          Amendments to First Lien Loan Documents and Second Lien Documents

(a)           The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case, without notice to, or the consent of, the Second Lien Trustee or the Second Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that (x) the holders of such Refinancing debt bind themselves in a writing addressed to the Second Lien Trustee (for the benefit of the Second Lien Claimholders) to the terms of this Agreement and (y) any such amendment, supplement, modification or Refinancing shall not:

(i)            contravene the provisions of this Agreement;

(ii)           increase the then outstanding First Lien Obligations Amount in excess of the Cap Amount;

(iii)          increase the “Applicable Margin” or similar component of the interest rate by more than 3.0% per annum (excluding increases (A) resulting from application of the pricing grid set forth in the First Lien Credit Agreement as in effect on the date hereof or (B) resulting from the accrual of interest at the default rate); or

(iv)          extend the scheduled maturity of the First Lien Credit Agreement or any Refinancing thereof beyond the scheduled maturity of the Second Lien Indenture or any Refinancing thereof.

(b)           Without the prior written consent of the First Lien Agent, no Second Lien Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Document, would:

(i)            contravene the provisions of this Agreement;

(ii)           increase the “Applicable Margin” or similar component of the interest rate by more than 3.0% per annum (excluding increases resulting from the accrual of interest at the default rate);

(iii)          change (to earlier dates) any dates upon which payments of principal or interest are due thereon;

(iv)          change any default or Event of Default thereunder in a manner adverse in any material respect to the First Lien Lenders;

(v)           change the redemption, prepayment or defeasance provisions thereof in a manner adverse in any material respect to the First Lien Lenders; or

(vi)          increase the obligations of the Company or any Grantor thereunder, other than the increase in interest permitted in subclause (ii) above and other than the capitalization of PIK interest, or confer any additional rights on the Second Lien Holders which would be adverse in any material respect to the First Lien Lenders.

The Second Lien Indenture may be Refinanced to the extent the terms and conditions of such Refinancing Indebtedness satisfy the requirements for amendments to the Second Lien Documents set forth in Section 5.3(b) above and do not (x) shorten the maturity or weighted average life to maturity of the principal amount thereof outstanding immediately prior to such Refinancing or (y) change the direct or contingent obligors with respect thereto, provided that the terms of such Refinancing Indebtedness are not materially less advantageous to the First Lien Lenders than those of the Second Lien Indenture and the holders of such Refinancing Indebtedness bind themselves in a writing addressed to the First Lien Agent (for the benefit of the First Lien Claimholders) to the terms of this Agreement.

(c)           The Company agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Trustee pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Trustee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of April 2, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Protection One Alarm Monitoring, Inc., a Delaware corporation (the “Company”), Protection One, Inc. (“Holdings”), Bear Stearns Corporate Lending Inc. (“BSCL”), as First Lien Agent and Wells Fargo Bank, N.A., as Second Lien Trustee and certain other persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Company agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Collateral Document covering such Collateral.

(d)           In the event any First Lien Agent or the First Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Agent, such First Lien Claimholders, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Collateral Document without the consent of the Second Lien Trustee or the Second Lien Claimholders and without any action by the Second Lien Trustee, the Company or any other Grantor, provided, that:

(i)            no such amendment, waiver or consent shall have the effect of:

(A)          removing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1;

(B)           imposing duties on the Second Lien Trustee without its consent;

(C)           permitting other Liens on the Collateral not permitted under the terms of the Second Lien Documents or Section 6; or

(D)          being prejudicial to the interests of the Second Lien Claimholders to a greater extent than the First Lien Claimholders; and

(ii)           notice of such amendment, waiver or consent shall have been given to the Second Lien Trustee within ten Business Days after the effective date of such amendment, waiver or consent.

5.4          Bailee for Perfection.  (a)  The First Lien Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the First Lien Claimholders and as bailee for the Second Lien Trustee (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee of the Second Lien Trustee solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Documents, respectively, subject to the terms and conditions of this Section 5.4.

(b)           The First Lien Agent shall have no obligation whatsoever to any First Lien Claimholder, the Second Lien Trustee or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4.  The duties or responsibilities of the First Lien Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in paragraph (d) below.

(c)           The First Lien Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of any First Lien Claimholder, the Second Lien Trustee or any Second Lien Claimholder.

(d)           Upon the Discharge of First Lien Obligations under the First Lien Loan Documents to which the First Lien Agent is a party, the First Lien Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements, first, to the Second Lien Trustee if any Second Lien Obligations remain outstanding, and second, to the Company if no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral).  The First Lien Agent further agrees to take all other action reasonably requested by the Second Lien Trustee, at the expense of the Company, in connection with the Second Lien Trustee obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

5.5          When Discharge of First Lien Obligations Deemed to Not Have Occurred.  If, at any time after the Discharge of First Lien Obligations has occurred, the Company thereafter enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation which Refinancing is permitted by the Second Lien Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the New First Lien Debt Notice (as defined below) is delivered to the Second Lien Trustee in accordance with the next sentence, the obligations under such Refinancing of the First Lien Loan Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Agent under such First Lien Loan Documents shall be the First Lien Agent for all purposes of this Agreement.  Upon receipt of a notice (the “New First Lien Debt Notice”) stating that the Company has entered into a new First Lien Loan Document (which notice shall include the identity of the new first lien collateral agent, such agent, the “New Agent”), the Second Lien Trustee shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral).  The New Agent shall agree in a writing addressed to the Second Lien Trustee and the Second Lien Claimholders to be bound by the terms of this Agreement.  If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement.

5.6          Purchase Right.  Without prejudice to the enforcement of the First Lien Claimholders remedies, the First Lien Claimholders agree (a) in the absence of Exigent Circumstances, at least five (5) Business Days before any Option Event or (b) in the case of Exigent Circumstances, such shorter period prior to or following any Option Event as may be dictated by such circumstances in the sole judgment of the First Lien Claimholders (but in any event within five (5) Business Days following such Option Event), the First Lien Claimholders will offer the Second Lien Claimholders the option to purchase the entire aggregate amount of outstanding First Lien Obligations (including unfunded commitments under the First Lien Credit Agreement) at par (without regard to any prepayment penalty or premium), without warranty or representation or recourse, on a pro rata basis across First Lien Claimholders.  The Second Lien Claimholders shall irrevocably accept or reject such offer within fifteen (15) Business Days of the receipt thereof and the parties shall endeavor to close promptly thereafter.  If the Second Lien Claimholders accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Agent and the Second Lien Trustee.  If the Second Lien Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the First Lien Claimholders shall have no further obligations pursuant to this Section 5.6 and may take any further actions in their sole discretion in accordance with the First Lien Loan Documents and this Agreement.

SECTION 6.  Insolvency or Liquidation Proceedings.

6.1          Finance and Sale Issues.  Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Agent shall desire to permit (a) the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the First Lien Agent or any other creditor has a Lien or (b) the Company or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing and to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Second Lien Trustee will consent to the subordination of its Liens on the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Agent or to the extent permitted by Section 6.3); provided that, the foregoing shall not prevent the Second Lien Claimholders from (i) objecting to any provision in any DIP Financing setting or otherwise determining the terms of a plan of reorganization which must be or may be included in a plan of reorganization under Section 1123 of the Bankruptcy Code; however, this clause (i) shall not apply with respect to such terms to the extent such terms are contemplated under Section 364 of the Bankruptcy Code or (ii) proposing any other DIP Financing to the Company in any Insolvency or Liquidation Proceeding; provided, further that, the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of  First Lien Obligations plus the aggregate face amount of any letters of credit issued and not reimbursed under the First Lien Credit Agreement does not exceed the Cap Amount and the Second Lien Trustee and the Second Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests.  The Second Lien Trustee on behalf of the Second Lien Claimholders, agrees that it will not raise any objection or oppose a motion to sell or otherwise dispose of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the requisite First Lien Claimholders have consented to such sale or disposition of such assets, and such motion does not impair the rights of the Second Lien Claimholders under Section 363(k) of the Bankruptcy Code (notwithstanding the above, the Second Lien Trustee, on behalf of the Second Lien Claimholders, may object to or otherwise oppose such motion if such motion impairs in any way the rights of the Second Lien Claimholders under Section 363(k)); provided that, the Cap Amount shall be reduced by an amount equal to the net cash proceeds of such sale or other disposition which are used to pay the principal or face amount of the First Lien Obligations.

6.2          Relief from the Automatic Stay.  Until the Discharge of First Lien Obligations has occurred, the Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral without the prior written consent of the First Lien Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by the Bankruptcy Court.

6.3          Adequate Protection.

(a)           The Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(i)            any request by the First Lien Agent or the First Lien Claimholders for adequate protection; or

(ii)           any objection by the First Lien Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Agent or the First Lien Claimholders claiming a lack of adequate protection.

(b)           Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(i)            if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Second Lien Trustee, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash

Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement; and

(ii)           in the event the Second Lien Trustee, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Trustee, on behalf of itself or any of the Second Lien Claimholders, agrees that it will not object to the First Lien Agent being granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any Cash Collateral use or DIP Financing provided by the First Lien Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Lien on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.  Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Second Lien Trustee or the Second Lien Claimholders from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of periodic cash payments, periodic cash payments of interest or otherwise).

6.4          No Waiver.  Subject to Sections 3.1(a) and (d), nothing contained herein shall prohibit or in any way limit the First Lien Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Trustee or any of the Second Lien Claimholders, including the seeking by the Second Lien Trustee or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Trustee or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Documents or otherwise.

6.5          Avoidance Issues.  If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of First Lien Obligations  (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts, and the Discharge of First Lien Obligations shall be deemed not to have occurred for all purposes hereunder.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6          Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7          Post-Petition Interest.  (a)  Neither the Second Lien Trustee nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of any First Lien Claimholder’s Lien, without regard to the existence of the Lien of the Second Lien Trustee on behalf of the Second Lien Claimholders on the Collateral.

(b)           Neither the First Lien Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Trustee or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the Lien of the Second Lien Trustee on behalf of the Second Lien Claimholders on the Collateral (after taking into account the First Lien Collateral).

6.8          Waiver.  The Second Lien Trustee, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding, in each case to the extent any such action is not in contravention of this Agreement.

6.9          Separate Grants of Security and Separate Classification.  The Second Lien Trustee, for itself and on behalf of the Second Lien Claimholders, and the First Lien Agent for itself and on behalf of the First Lien Claimholders, acknowledges and agrees that:  (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the First Lien Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution of Collateral or the proceeds of the Collateral is made in respect of the claims held by the Second Lien Claimholders, with the Second Lien Trustee, for itself and on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Agent, for itself and on behalf of the First Lien Claimholders, proceeds of Collateral or the Collateral otherwise received or receivable by them.

SECTION 7.  Reliance; Waivers; Etc.

7.1          Reliance.  Other than any reliance on the terms of this Agreement, the First Lien Agent, on behalf of itself and the First Lien Claimholders, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Trustee or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Loan Documents or this Agreement.  The Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have not relied on the First Lien Agent or any First Lien Claimholder or any documentation or information provided by them, in making any credit analysis or decision to enter into the Second Lien Documents and be bound by the terms of this Agreement and they will continue not to rely o the First Lien Agent or any First Lien Claimholder in making credit decisions, if any, and in taking or not taking any action under the Second Lien Documents or this Agreement.

7.2          No Warranties or Liability.  The First Lien Agent, on behalf of itself and the First Lien Claimholders, acknowledges and agrees that the Second Lien Trustee and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Except as otherwise provided herein, the Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, acknowledges and agrees that the First Lien Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Second Lien Trustee and the Second Lien Claimholders shall have no duty to the First Lien Agent or any of the First Lien Claimholders, and the First Lien Agent and the First Lien Claimholders shall have no duty to the Second Lien Trustee or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Loan Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3          No Waiver of Lien Priorities.  (a)  No right of the First Lien Claimholders, the First Lien Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the First Lien Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(a)), the First Lien Claimholders, the First Lien Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, the Second Lien Trustee or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Trustee or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Trustee or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i)            change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guarantee thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided that any such increase in the First Lien Obligations shall not increase the First Lien Obligations Amount in excess of the Cap Amount;

(ii)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Company or any other Grantor to the First

Lien Claimholders or the First Lien Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)          settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(iv)          exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)           Except as otherwise provided herein, the Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Agent shall have no liability to the Second Lien Trustee or any Second Lien Claimholders, and the Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or the First Lien Agent, arising out of any and all actions which the First Lien Claimholders or the First Lien Agent may take or permit or omit to take with respect to:

(i)            the First Lien Loan Documents (other than any such action which the First Lien Agent is specifically required by the terms of this Agreement to take, permit, or refrain from taking);

(ii)           the collection of the First Lien Obligations; or

(iii)          the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral.

The Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

(d)           Until the Discharge of First Lien Obligations, the Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4          Obligations Unconditional.  All rights, interests, agreements and obligations of the First Lien Agent and the First Lien Claimholders and the Second Lien

Trustee and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any First Lien Loan Document or any Second Lien Document, or any lack of perfection of any Lien held by the First Lien Agent or the Second Lien Trustee;

(b)           except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Document;

(c)           except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Agent, the First Lien Obligations, any First Lien Claimholder, the Second Lien Trustee, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

SECTION 8.  Miscellaneous.

8.1          Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the other First Lien Loan Documents or the other Second Lien Documents, the provisions of this Agreement shall govern and control.

8.2          Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Trustee or any Second Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereon.  The Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)           with respect to the First Lien Agent, the First Lien Claimholders and the First Lien Obligations, on the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.5; and

(b)           with respect to the Second Lien Trustee, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Indenture terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate.

8.3          Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Trustee or the First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute First Lien Obligations or Second Lien Obligations as the Company may designate).

8.4          Information Concerning Financial Condition of the Company and its Subsidiaries.  The First Lien Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Trustee, on the other hand, shall not be responsible to each other for keeping themselves informed (to the extent, if any, required to do so by the First Lien Loan Documents or the Second Lien Documents, respectively), of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.  The First Lien Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Trustee or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the First Lien Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Trustee or any Second Lien Claimholder, it or they shall be under no obligation:

(a)           to make, and the First Lien Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)           to provide any additional information or to provide any such information on any subsequent occasion;

(c)           to undertake any investigation; or

(d)           to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5          Subrogation.  With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders or the Second Lien Trustee pays over to the First Lien Agent or the First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Trustee shall be subrogated to the rights of the First Lien Agent and the First Lien Claimholders; provided that, the Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.  The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Trustee or the Second Lien Claimholders that are paid over to the First Lien Agent or the First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

8.6          Application of Payments.  All payments received by the First Lien Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents.  The Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, agrees to any extension or postponement of the time of payment, subject to Section 5.3(a)(iii), of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7          SUBMISSION TO JURISDICTION; WAIVERS.  (a)  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i)            ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(ii)           WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii)          AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND

(iv)          AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)           EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.8          Notices.  All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall be sent to the Second Lien Trustee and the First Lien Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9          Further Assurances.  The First Lien Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, and the Company and the other Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Agent or the Second Lien Trustee may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.10        APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11        Binding on Successors and Assigns.  This Agreement shall be binding upon the First Lien Agent, the First Lien Claimholders, the Second Lien Trustee, the Second Lien Claimholders and their respective successors and assigns.

8.12        Specific Performance. Each of the First Lien Agent and the Second Lien Trustee may demand specific performance of this Agreement.  The First Lien Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Agent or the First Lien Claimholders or the Second Lien Trustee or the Second Lien Claimholders, as the case may be.

8.13        Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14        Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15        Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16        No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders.  Nothing in this Agreement shall impair, as between the

Company and the other Grantors and the First Lien Agent and the First Lien Claimholders, or as between the Company and the other Grantors and the Second Lien Trustee and the Second Lien Claimholders, the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Documents, respectively.

8.17        Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Agent and the First Lien Claimholders on the one hand and the Second Lien Trustee and the Second Lien Claimholders on the other hand.  None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor nor any other creditor thereof may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First Lien Agent

BEAR STEARNS CORPORATE
LENDING INC.,

as First Lien Agent

By:	/s/ Victor F. Bulzacchelli
Name: Victor F. Bulzacchelli
Title: Vice President

Bear Sterns Corporate Lending Inc.

383 Madison Avenue

New York, NY  10179

Attention: Stephen J. Kampf

Telecopy: (212) 272-9743

Telephone: (212) 272-9759

Second Lien Trustee

WELLS FARGO BANK, N.A.,

as Second Lien Trustee

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

Wells Fargo Bank, N.A.

213 Court Street

Suite 703

Middletown, CT 06557

Attention: Joe O’Donnell

Telecopy:  (860)704-6219

Acknowledged and Agreed to by:

PROTECTION ONE ALARM MONITORING, INC.

By:	/s/ J. Eric Griffin
Name: J. Eric Griffin
Title: Vice President & Secretary

PROTECTION ONE, INC.

By:	/s/ J. Eric Griffin
Name: J. Eric Griffin
Title: Vice President & Secretary

Protection One Alarm Monitoring, Inc.

1035 N. 3rd Street, Suite 101

Lawrence, KS 66044

Attention: Darius Nevin

Telecopy: (877) 299-0111

Telephone: (305) 594-0231